Exhibit 10.17

PROMISSORY NOTE

$18,000,000.00	Baltimore, Maryland
July 22, 2005

FOR VALUE RECEIVED, the undersigned, MHI JACKSONVILLE LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland corporation, in its capacity as Trustee of the AFL-CIO Building Investment Trust, and not in its corporate capacity (“Trustee”; Trustee and any assignee or other lawful owner of this Promissory Note being hereinafter called “Holder”), the principal amount of EIGHTEEN MILLION AND 00/100 DOLLARS ($18,000,000.00) (the “Principal Sum”), together with interest on the unpaid balance of the Principal Sum at the rate or rates set forth herein, and on the other terms set forth herein and in the Loan Agreement (as defined below).

1. Definitions; rules of construction.

1.1 As used herein, the following terms have the following meanings:

“Business Day” means a day other than a Saturday, Sunday or legal holiday in the State, and observed as such by the Holder.

“Default Rate” means an annual interest rate equal to the lesser of twelve and 00/100 percent (12.00%) per annum, or the maximum interest rate permitted under the applicable law of the State.

“Environmental Indemnity” is defined in the Loan Agreement.

“Event of Default” is defined in the Loan Agreement.

“Interest” means interest on the Principal Sum, accruing at the Regular Rate or, if a default hereunder or an Event of Default has occurred, at the Default Rate.

“Loan” means the loan evidenced by this Note.

“Loan Agreement” means the Loan Agreement of even date herewith between Borrower and Trustee, together with any amendment, restatement, extension, replacement or other modification thereof.

“Loan Documents” is defined in the Loan Agreement.

“Maturity Date” means the final and absolute due date hereof (whether by acceleration, declaration, extension or otherwise), which, in the absence of such acceleration, declaration, extension or other change, shall be July 22, 2010.

“Mortgage” means the Mortgage, Security Agreement and Fixture Filing With Assignment of Rents of even date (and recorded or intended to be recorded among the Land Records of Duval County, Florida) from Borrower to Trustee covering, inter alia, all of that real property in the said County which is described therein, together with any amendment, restatement, extension, replacement or other modification thereof.

“Note” means this Promissory Note.

“Payment Address” means the office of Holder or such other place as Holder may from time to time designate by written notice to Borrower.

“Regular Rate” means a fixed annual interest rate equal to eight and 00/100 percent (8.00%) per annum.

“State” means the State of Maryland.

1.2 Each capitalized term used herein and not otherwise defined herein, but defined in the Mortgage (including but not limited to Award, Land, Land Records, Indebtedness, Condemnation, Casualty, Person, Property, Awards, Casualty Proceeds, Rents and Tax and Insurance Escrow) shall have the meaning given to such term in the Mortgage.

1.3 The rules of construction set forth in subsection 1.2 of the Mortgage are incorporated herein as a part hereof.

2. Interest Accrual. Subject to Section 9 below, Interest shall accrue at the Regular Rate on the Principal Sum from and after the date hereof through and until the date of repayment in full of the Principal Sum.

3. Payments of Interest. Interest shall be paid on the Principal Sum, beginning on the first day of the first calendar month immediately following the date hereof, and continuing on the first day of each succeeding calendar month until repayment in full of the Principal Sum. Borrower may cure any failure to make any payment due under this Note or any of the Loan Documents no more than five (5) days after the date such payment was due, other than the payment of the Principal Sum on the Maturity Date (as it may be extended) for which there shall be no cure period. Together with the payments of Interest required above, an amount equal to one-twelfth (1/12th) of the periodic Assessment and insurance premium shall be deposited into the Tax and Insurance Escrow. Notwithstanding the foregoing, no such deposits of periodic Assessments and insurance premiums shall be required hereunder so long as (i) evidence is provided by Borrower within five (5) Business Days of the due date therefor that such items have been timely paid (without penalty) and (ii) no default has occurred under any Loan Document; provided, further, that the foregoing waiver shall be personal to Borrower and shall not extend to any successor of Borrower hereunder.

4. Extension. If Borrower elects to extend the term of the Loan in accordance with the requirements of Section 2.1.4 of the Loan Agreement, including, without limitation the payment of the Extension Fee, the Maturity Date shall be extended to July 22, 2011, and Borrower shall continue to make payments of Interest on the Principal Sum and Assessments as provided in Section 3 above, until the Maturity Date (as extended).

5. Calculation of Interest; Limitation on Interest. Interest shall be calculated on the basis of a 365-day year factor applied to the actual number of days in each interest period.

6. Maturity. This Note shall mature and the Principal Sum, all accrued and unpaid Interest thereon and all other sums due hereunder or under the other Loan Documents shall be due and payable on the Maturity Date, by reason of acceleration or otherwise, and as the same may be extended pursuant to Section 4 hereof.

7. Manner of Payment. Borrower shall make all payments of principal of and Interest on this Note during regular business hours at the Payment Address or by wire transfer pursuant to instructions provided by Holder, and in coin or currency of the United States of America which at the time of such payment is legal tender for the payment of public and private debts (provided, however, that any payment of principal of or Interest on this Note received by Holder at the Payment Address after two o’clock p.m., local time at the Payment Address, on any day shall be deemed to have been received by Holder on the next Business Day thereafter, and shall bear Interest accordingly). Any such payment tendered other than in coin or currency shall be accepted by Holder subject to collection, and Interest shall continue to accrue on the unpaid balance of the Principal Sum as if such payment had not been made, until the next Business Day on which, on or before two o’clock p.m., local time at the Payment Address, funds in coin or currency are, on account of such payment, available to Holder for its immediate use.

8. Application of Payments. All payments made hereunder shall be applied first to late charges or other sums owing to Holder, next to unpaid Interest then due and owing, and then to principal, or, in such other order or proportion as Holder, in its reasonable judgment, may determine; provided, however, that following an Event of Default, such application shall be made in such other order or proportion as Holder may determine in its sole discretion.

9. Default Interest Rate; Late Payments.

9.1 If any payment hereunder is not paid when due (subject to any applicable cure period), such payment shall continue as an obligation of Borrower, with interest thereon at the Default Rate running from the day after the expiration of the applicable cure period, until paid in full. From and after the Maturity Date (as the same may be extended as set forth in Section 4 above), the entire unpaid balance of the Principal Sum and all unpaid Interest then due and owing at such maturity shall bear interest at the Default Rate running from the day after the Maturity Date. Interest at the Default Rate shall be payable with the payment of the overdue amount, and otherwise shall be compounded monthly on the first day of each and every calendar month until paid in full.

9.2 In addition to all other amounts due hereunder, Borrower shall pay (a) a late charge in an amount equal to five percent (5%) of any payment due hereunder which is not paid within ten (10) days after the date on which the same is due and payable. Subject to the laws of the State, the late charge shall be payable to Holder as additional interest and not as a penalty.

10. Waivers. Borrower hereby waives all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, valuation and appraisement, presentment of this Note for payment, protest and demand, dishonor and notice of protest, demand or dishonor and nonpayment under this Note, and agrees that, without giving notice to or obtaining the consent of Borrower or any other person, Holder may extend the time of payment release any party liable for any obligation hereunder, release any of the security for this Note, accept other security therefor, and otherwise modify the terms of payment of any or all of the debt evidenced by this Note, with or without having been requested to do so by any other person liable hereon, and such consent shall not alter or diminish the liability of Borrower or any other person hereunder, except if and to the extent that Holder may otherwise agree with, respectively, Borrower or such other person, expressly and in writing.

11. Prepayment. Borrower shall not be entitled to prepay the Loan prior to the Permitted Prepayment Date (as defined below). On and after the Permitted Prepayment Date, Borrower shall be permitted to prepay the Loan in whole, but not in part, at any time, upon five (5) Business Days prior written notice to Trustee. If Trustee accepts or requires prepayment of this Note (or an acceleration of the scheduled Maturity Date occurs) for any reason, including by reason of an Event of Default, at any time prepayment is not otherwise permitted, then, in addition to the Principal Sum, Interest, and all other amounts then due under this Note or the other Security Documents, Borrower shall pay to Trustee at the time of such prepayment (the “Prepayment Date”) a prepayment charge equal to the Yield Maintenance Payment as defined below.

“Prepayment Amount” means an amount equal to the Principal Sum being prepaid.

“Permitted Prepayment Date” means July 22, 2009.

“Annual Treasury Investment Yield” means the annual yield, as of five (5) Business Days before the Prepayment Date, on United States Treasury instruments (exclusive of so-called “zero coupon” bonds) with a maturity coterminous with the Permitted Prepayment Date (or, if none, with the maturity date closest to the Permitted Prepayment Date) as reported in The Wall Street Journal as of five (5) Business Days before the Prepayment Date (or, if The Wall Street Journal is not then published or does not then report such information, as published in such other source selected by Holder which is nationally recognized for accuracy in the reporting of trading in United States governmental securities).

“Monthly Reinvestment Rate Payment” means the payment of interest only that would be payable on a bond equal to the Prepayment Amount and producing an annual yield equal to the Annual Treasury Investment Yield.

“Monthly Coupon Rate Payment” means the payment of interest only which would be payable monthly on a bond equal to the Prepayment Amount and bearing interest at an annual rate equal to the then applicable annual rate of Interest on this Note and maturing on the Permitted Prepayment Date.

“Monthly Payment Deficiency” means the positive difference, if any, between (i) the Monthly Coupon Rate Payment minus (ii) the Monthly Reinvestment Rate Payment.

“Yield Maintenance Payment” means an amount equal to the greater of:

(i) four percent (4%) of the outstanding Principal Sum of this Note; or

(ii) the amount equal to the present value as of the Prepayment Date of a series of monthly payments, each equal to the amount of the Monthly Payment Deficiency, if any (i.e., the Monthly Payment Deficiency cannot be a negative number), made on the first day of every calendar month from and including the first day of the first full calendar month immediately following the Prepayment Date to and including the Permitted Prepayment Date, using a discount rate equal to the then-applicable annual rate of Interest on this Note.

Borrower and Trustee acknowledge that any Yield Maintenance Payment calculated hereunder is a prepayment charge which is a reasonable approximation of the harm which Trustee may incur as a result of such prepayment and the resulting loss of future interest to Trustee. Notwithstanding the foregoing, if at any time Trustee requires (i) application of casualty insurance proceeds or condemnation awards to the repayment of the Loan or (ii) a prepayment of the Loan pursuant to Section 2.3.2 of the Loan Agreement, such repayment and/or prepayment shall not be subject to any such prepayment charge or Yield Maintenance Payment.

12. Payment of Costs. If, after any Event of Default, Holder retains an attorney with respect to any enforcement action which Holder may be entitled to take, including but not limited to, any suit or action instituted to collect any or all of the Principal Sum, any Interest then due and owing, or any other sum falling due under the provisions of this Note, or if this Note is placed in the hands of an attorney for collection, Borrower hereby agrees to pay all costs thereby incurred by Holder, including that of reasonable attorneys’ fees, all of which shall be added to and become part of the debt evidenced hereby.

13. Loan. This Note is given to evidence a loan made to Borrower by Trustee (Borrower’s receipt of which from Trustee is hereby acknowledged), and is secured by the Loan Documents. The Loan Documents contain more particular descriptions of the real and personal property, equipment and fixtures covered by the

Loan Documents, provisions for the acceleration of the maturity of this Note upon the occurrence of certain Events of Default enumerated in the Loan Documents, and provisions setting forth the rights of Holder in respect of such security, all of which are incorporated in this Note by reference.

14. Acceleration. Upon the occurrence of any Event of Default, the unpaid balance of the Principal Sum, together with all unpaid Interest then due and owing and all other sums evidenced hereby or secured by the Mortgage shall, at Holder’s option, become immediately due and payable.

15. Applicable Law. This Note shall be construed, interpreted and enforced in accordance with the laws of the State as the same are in effect from time to time (excluding application of any principle of conflict-of-laws which would direct the application of the law of any other jurisdiction).

16. Excess Interest. Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower to pay Interest at a greater rate than the maximum allowed by law. Should any Interest or other charges paid or payable by Borrower in connection with this Note, or any other document delivered in connection herewith, result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess Interest shall be and the same is hereby waived by Holder, and any and all such excess paid shall be credited automatically against and in reduction of the Principal Sum, and the portion of said excess which exceeds the Principal Sum shall be paid by Holder to Borrower.

17. Time of the Essence. Borrower agrees that time is strictly of the essence hereof.

18. Notices. Any notices required to be given hereunder shall be given in the manner set forth for notices in the Mortgage.

19. Extensions by Holder. The Maturity Date and/or any other date by which payment is required to be made hereunder may be extended by Holder from time to time in its sole discretion, without in any way altering or impairing Borrower’s liability hereunder.

20. Estoppel Certificate. Borrower agrees to furnish to Holder at any time and from time to time, within fifteen (15) days after written request therefor, a written estoppel certificate, duly executed and acknowledged, setting forth to Borrower’s knowledge the amount then due under this Note, and whether any claim, offset or defense then exists hereunder.

21. Assignability. This Note may be assigned by Holder or any subsequent Holder at any time and from time to time; shall inure to the benefit of and be enforceable by Holder and its successors and assigns and any other Person to whom Holder may grant an interest in Borrower’s obligations to Holder; and shall bind and be enforceable against Borrower and its successors and assigns. Holder shall have the right to assign, participate, syndicate or transfer any or all of its investment in the Loan, subject to applicable securities laws, including sales through one or more private placements or publicly registered offerings. Borrower shall, without expenses to Borrower, cooperate with Holder to effect such transactions.

22. Invalidity of Any Part. If any provision or part of any provision of this Note shall be for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

23. RESERVED.

24. Indemnification of Holder; Limitation of Holder’s Liability. Any exculpation of Holder or agreement by Borrower or any other Person hereunder or under any of the Loan Documents to indemnify, defend or hold harmless Holder shall apply equally to Holder, the Trust, Trustee and Advisor (each as defined in the Loan Agreement), and the respective successors and assigns of each of such Persons, and the officers, directors, shareholders, employers, and agents of each of such Persons and their respective successors and assigns. The limitation of liability with respect to Holder set forth in the Loan Agreement is hereby incorporated in this Note and each other Loan Document as if fully set forth herein.

25. No Partnership. Nothing contained in this Note shall be construed as establishing a partnership, joint venture, or any relationship between Borrower and Holder other than that of the relationship of debtor and secured creditor.

26. Waiver of Jury Trial. BORROWER KNOWINGLY, VOLUNTARILY AND UPON THE ADVICE OF INDEPENDENT COUNSEL, IRREVOCABLY AS AN INDEPENDENT COVENANT, INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND IT HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed and delivered as of the day and year first written above.

WITNESS		MHI JACKSONVILLE LLC,
a Delaware limited liability company

(1)	/s/ Jamie L. Moore	By:	/s/ Andrew M. Sims
Andrew M. Sims, Manager

(2)	/s/ Donelle R. Shaw

STATE OF     VA

COUNTY OF     YORK

I,     Rhonda Smith                            , a notary public residing in the county and state aforesaid, do certify that Andrew M. Sims, Manager of MHI Jacksonville LLC, a Delaware limited liability company, who is personally to me known, this day appeared before me personally and did acknowledge that he did sign, seal and deliver the foregoing instrument on behalf of MHI Jacksonville LLC, of his own free will and accord, for the purposes therein named and expressed, and that Andrew M. Sims did this day represent that this is the Promissory Note described in and secured by a certain Mortgage, Security Agreement, and Fixture Filing with Assignment of Rents, bearing even date herewith, from MHI Jacksonville LLC, as grantor, to Holder, and I do certify that this Promissory Note and such mortgage were executed in my presence.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, this 2oth day of July , 2005.

/s/ Rhonda Smith
Notary Public

My Commission Expires: 12/31/07